BY-LAWS

OF

SOUTHERN CONNECTICUT BANCORP, INC.

ARTICLE I

SHAREHOLDERS MEETINGS

                  Section 1.1.  Annual Meetings.  Annual meetings of the shareholders shall be held each year at such place, date and time as the Board shall from time to time prescribe. At each annual meeting of the shareholders, the shareholders shall elect the Board for the ensuing year and shall transact such other business as may properly come before the meeting. Unless the Certificate of Incorporation of the Corporation or these Bylaws provide otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

                  Section 1.2. Special Meetings. Except as otherwise provided by the Connecticut Business Corporation Act (the “Act”), special meetings of the shareholders may be called for any purpose at any time by (i) the Board of Directors or (ii) by shareholders holding at least ten percent (10% ) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, if such shareholders sign, date, and deliver to the Corporation’s secretary one or more written demands for the meeting describing the purpose or purposes for which the meeting is to be held.

                  Section 1.3. Notice of Meetings, Waiver, or Notice. Written or printed notice of all meetings of shareholders shall be delivered not less than ten nor more than sixty days before the meeting date, either personally or by registered or certified mail, to all shareholders of record entitled to vote at such meeting. If mailed, the notice shall be deemed to be delivered when deposited with postage thereon prepaid in the United States mail, addressed to the shareholder at the shareholder’s address as it appears on the Corporation’s records, or if a shareholder shall have filed with the Secretary of the Corporation a written request that notices be mailed to some other address, then directed to that other address. The notice shall state the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting was called. At the written request, delivered personally or by registered or certified mail, of the person or persons calling a special meeting of shareholders, the Chairman or Secretary of the Corporation shall fix the date and time of the meeting and provide notice thereof to the shareholders as required above. Notice of a meeting of shareholders need not be given to any shareholder who, in person or by proxy, signs a waiver of notice either before or after the meeting.

                  Section 1.4.  Quorum.  Except as may otherwise be required by law or the Corporation’s Certificate of Incorporation, at any meeting of shareholders the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote thereat shall constitute a quorum for the transaction of any business properly before the meeting. Shares entitled to vote as a separate voting group on a matter may take action at a meeting only if a quorum of the shares in the separate voting group are present in person or by proxy at the meeting. In the absence of a quorum a meeting may be adjourned from time to time, in accordance with the provisions concerning adjournments contained elsewhere in these By-laws, by the holders of a majority of the shares represented at the meeting in person or in proxy. At such adjourned meeting a quorum of shareholders may transact any business as might have been properly transacted at the original meeting.

                  Section 1.5.  Transaction of Business.  Business transacted at an annual meeting of shareholders may include all such business as may properly come before the meeting. Business transacted at a special meeting of shareholders shall be limited to the purposes stated in the notice of the meeting.

                  Section 1.6.  Shareholders of Record.  For the purpose of determining shareholders entitled to vote at any meeting of shareholders, or entitled to receive dividends or other distributions, or in connection with any other proper purpose requiring a determination of shareholders, the Board of Directors shall by resolution fix a record date for such determination. The date shall be not more than seventy days prior to the date on which the meeting or action requiring the determination of the shareholders is to occur. The shareholders of record appearing in the stock transfer books of the Corporation at the close of business on the record date so fixed shall constitute the shareholders of right in respect of the activity in question. In the absence of action by the Board of Directors to fix a record date, the record date shall be twenty days prior to the date on which the meeting or action requiring a determination of shareholders is to occur.

                  Section 1.7.  Voting.  Except as may otherwise be required by law or the Corporation’s Certificate of Incorporation, and subject to the provisions concerning shareholders of record contained elsewhere in these By-laws, a person (or his proxy) present at a meeting of shareholders shall be entitled to one vote for each share of voting stock as to which such person is the shareholder of record.

                  Section 1.8.  Adjournments.  A meeting of shareholders, regular or special, may be adjourned from time to time to a date, time, and place fixed by notice as provided for above, unless the date, time, and place are announced at the original meeting prior to adjournment. If the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, a new record date is required to be fixed by the Board of Directors under Section 1.6 and notice must be given to any new shareholders as of such record date.

                  Section 1.9.  Proxies.  At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless such proxy provides for a longer period.

                  Section 1.10.Voting of Shares by Certain Holders.

                  If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the Corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if:

                  (1)      The shareholder is an entity and the name signed purports to be that of an officer of agent of the entity;

                  (2)       The name signed purports to be that of administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

                  (3)       The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

                  (4)       The name signed purports to be that of a pledge, beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver or proxy appointment;

                  (5)       Two or more persons are the shareholder as co-owners or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

                  Section 1.11.  Action.  Unless otherwise provided by law or by the Certificate of Incorporation or these by-laws, the affirmative vote of the holders of a majority of the shares of all classes of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Where a separate vote by class is required, the affirmative vote of the holders of a majority of the stock of each class present in person or by proxy at the meeting shall be the act of such class, except as otherwise provided by law or by the Certificate of Incorporation or these by-laws.

                  Section 1.12.  Action Without Meeting.  No action required or permitted to be taken by the shareholders at an annual, regular, or special meeting may be taken on written consent without a meeting.

                  Section 1.13.  Nominations for Board of Directors

                  Nominations of persons for election to the Board of Directors may be made at an annual meeting of shareholders or a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) if specified in the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice as described below, who is entitled to vote at the meeting and who complies with such notice procedures.

                  For nominations to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting or not earlier than the ninetieth (90th) day prior to a special meeting nor later than the sixtieth (60th) day prior to such special meeting; provided, however, that in the event that the date of an annual meeting is more than thirty (30) days before or more than sixty (60) days after such an anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such shareholder, as it appears on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation that are owned beneficially and held of record by such shareholder and such beneficial owner.

                  Nominations not made in accordance herewith may be disregarded by the chairperson of the meeting, in his or her discretion, and upon his or her instructions, the vote tellers may disregard all votes cast for each such nominee.

                  Section 1.14.  Shareholder Proposal

                  Shareholder proposals may be made at an annual meeting of shareholders or a special meeting of shareholders (a) if specified in the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice as described below, who is entitled to vote at the meeting and who complies with such notice procedures.

                  For shareholder proposals to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the tenth anniversary of the preceding year’s annual meeting (or not earlier than the ninetieth (90th) day prior to a special meeting nor later than the sixtieth (60th) day prior to such special meeting); provided, however, that in the event that the date of an annual meeting is more than thirty (30) days before or more than sixty (60) days after such an anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) days prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such shareholder’s notice shall set forth (a) the shareholder’s proposals and all information relating to such proposal that is required to be disclosed in solicitations of proxies for shareholder proposals, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934; and (b) as to the shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such shareholder, as it appears on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation that are owned beneficially and held of record by such shareholder and such beneficial owner.

                  Shareholder proposals not made in accordance herewith may be disregarded by the chairperson of the meeting, in his or her discretion, and upon his or her instructions, the vote tellers may disregard all votes cast for each such proposals.

                  Section 1.15.  Order of Business.  The order of business at the annual meeting, and so far as practicable at all other meetings of shareholders, shall be as follows:

                  1.     Proof of notice of the meeting
                  2.     Determination of a quorum
                  3.     Reading and disposal of unapproved minutes
                  4.     Reports of officers and committees
                  5.     Election of directors
                  6.     Unfinished business
                  7.     New business
                  8.     Adjournment

                  Except with respect to a specific rule to the contrary in these By-laws or by state law, the Board may, by resolution, establish rules of order for the conduct of meetings which shall be used to resolve any procedural disputes that might arise in a shareholders’ meeting.

                  Section 1.16.  Chairman to Preside.  At each meeting of shareholders, the Chairman of the Corporation shall preside.

ARTICLE II

DIRECTORS

                       Section 2.1.  Authority.  The Board of Directors shall have ultimate authority over the conduct and management of the business and affairs of the Corporation, including:

                                     (a)       Define the duties of the officers and employees of the Corporation;

                                     (b)       Fix the salaries to be paid to the officers and employees;

                                     (c)       Dismiss officers and employees;

                                     (d)       Require bonds from officers and employees and fix the penalty thereof;

                                     (e)       Regulate the manner in which any increase of the capital of the Corporation shall be made;

                                     (f)       Manage and administer the business and affairs of the Corporation;

                                     (g)       Make all By-laws that it may be lawful for the Board to make; and

                                     (h)       Perform generally all acts that are legal for a Board of Directors to perform.

                  Section  2.2.  The Board of Directors shall consist of the members provided for in the Certificate of Incorporation. A reduction in the number of Directors shall not, as such, cause the removal from office of any person then serving as a Director of the Corporation or shorten the term of office of any such person. Directors shall hold office for the time for which they are elected or until their successors are duly elected and qualified. Each Director may serve a full term of office to which elected unless sooner removed for cause. Any or all of the Directors may be removed by the shareholders as provided in the Certificate of Incorporation. The meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director or directors. Removal may only be for cause. Removal for cause shall include, without limitation, removal because of a Director’s personal dishonesty, incompetence, willful or grossly negligent misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, including three (3) unexcused absences from meetings of the Board of Directors in any calendar year, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease and desist order. For purposes of this Section, an unexcused absence means failure to notify the Chairman of the Board or Secretary prior to the meeting, or repeated excuses which the Board determines, in its discretion, do not justify repeated absence from Board duties.

                  Section 2.3.  Classes of Directors.  The Board of Directors shall be divided into three classes in respect of term of office as provided in the Certificate of Incorporation.

                  Section 2.4. Vacancies. Vacancies shall be filled in accordance with the Certificate of Incorporation.

                  Section 2.5. Regular Meetings, Officers of Board. A regular meeting of the Board of Directors shall be held without notice other than this By-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may by resolution provide for the holding of additional regular meetings without notice other than such resolution; provided, however, the resolution shall fix the date, time, and place (which may be anywhere within or without the state of the Corporation’s Principal Office) for these regular meetings.

                  Section 2.6. Special Meetings; Notice of Special Meeting. Special meetings of the Board of Directors may be called for any lawful purpose or purposes by any Director or the Chairman of the Corporation. The person calling a special meeting shall give, or cause to be given, to each Director at his business address, notice of the date, time and place of the meeting by any normal means of communication not less than forty-eight hours nor more than sixty days prior thereto. The notices may, but need not, describe the purpose of the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail at the Director’s business address, with postage thereon prepaid. Any time or place fixed for a special meeting must permit participation in the meeting by means of telecommunications as authorized below.

                  Section 2.7. Waiver of Notice of Special Meetings. Notice of a special meeting need not be given to any Director who signs a waiver of notice either before or after the meeting. To be effective the waiver shall contain recitals sufficient to identify beyond reasonable doubt the meeting to which it applies. The recitals may, but need not necessarily, include reference to the date and purpose of the meeting and the business transacted thereat. Recital of the proper date of a meeting shall be conclusive identification of the meeting to which a waiver of notice applies unless the waiver contains additional recitals creating a patent ambiguity as to its proper application. The attendance of a Director at a special Directors meeting shall constitute a waiver of notice of that meeting, except where the Director attends the meeting for the sole and express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, makes such objection known at the beginning of the meeting, or as soon thereafter as he arrives, and does not thereafter vote for or assent to the action taken at meeting.

                  Section 2.8. Participation by Telecommunications. Any Director may participate in, and be regarded as present at, any meeting of the Board of Directors by means of conference telephone or any other means of communication by which all persons participating in the meeting can hear each other at the same time.

                  Section 2.9. Quorum. A majority of Directors in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

                  Section 2.10. Action. The Board of Directors shall take action pursuant to resolutions adopted by the affirmative vote of a majority of the Directors participating in a meeting at which a quorum is present, or the affirmative vote of a greater number of Directors where required by law.

                  Section 2.11. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors at an annual, regular, or special meeting may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by all of the Directors and included in the minutes or filed with the corporate records reflecting the action taken.

                  Section 2.12. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless: (1) he or she objects at the beginning of the meeting or as soon thereafter as he or she arrives to holding it or transacting business at the meeting; (2) his or her dissent or abstention from the action taken shall be entered in the minutes of the meeting, or (3) unless he or she shall file his or her written dissent or abstention to such action with the person presiding at the meeting before the adjournment thereof or with the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a Director who voted in favor of such action.

                  Section 2.13. Committees.

                                      (a)      The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have two or more members, who serve at the pleasure of the Board of Directors.

                                      (b)      The creation of a committee and appointment of members to it shall be approved by a majority of all the Directors in office when the action is taken.

                                      (c)      (1) In the event that the Corporation has at least one hundred shareholders and is not otherwise required to have an audit committee under federal law or regulation or the regulation of a national securities exchange registered under the Securities Exchange Act of 1934, as amended, the Board of Directors shall, in the manner provided in subsection (b) of this section, whether or not the By-laws provide for such a committee, designate two or more directors to constitute an audit committee, at least one of whom shall be independent, if the Board of Directors includes an independent director. A director shall be deemed to be “independent” unless (A) such director, or any spouse, parent of child of such director, or any other Corporation, firm or organization in which such director or any spouse, parent or child has a substantial interest, or any combination thereof, has or at any time during the last two fiscal years of the Corporation has had one or more of the following relationships: (i) That of officer or employee of the Corporation or of any other Corporation, firm or organization which owns a ten percent (10%) or more debt or equity interest in the Corporation or in which the Corporation owns a ten percent (10%) or more debt or equity interest; (ii) that of ownership of ten percent (10%) or more of the debt or equity of the Corporation; or (iii) that of a business or professional relationship with the Corporation, other than by reason of the directorship itself, where the amount involved in all transactions which result from such relationship during any fiscal year of the Corporation exceeds forty thousand dollars ($40,000), or where the amount derived from transactions directly between the Corporation and such director or such spouse, parent or child exceeds five percent (5%) of such director’s annual income, or (B) such director serves as an independent director on the boards of directors of more than five corporations. (2) The audit committee shall perform such functions as the By-laws or a resolution of the Board of Directors of the Corporation may provide, except that if the Corporation engages or proposes to engage an independent public accountant to review the preparation of and render reports on the financial statements of the Corporation, notwithstanding any provisions of the By-laws or such resolution, the audit committee shall review, evaluate and advise the Board of Directors with respect to (A) the proposed engagement and any succeeding engagement of the accountant or any successor, and (B) the functions performed by the accountant pursuant to the terms of the accountant’s engagement.

                                      (d)      The provisions of sections 2.6 to 2.13, inclusive, shall be applicable to committees and their members.

                                      (e)      To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors.

                                      (f)      A committee may not, however: (1) Authorize distributions; (2) approve or propose to shareholders actions that are required to be approved by shareholders; (3) fill vacancies on the Board of Directors or on any of its committees; (4) amend the Certificate of Incorporation; (5) adopt, amend or repeal By-laws; (6) approve a plan of merger not requiring shareholder approval; (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (8) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the Board of Directors.

                  Section 2.14. Compensation. The Board of Directors may by resolution authorize payment to all Directors of a uniform fixed sum for attendance at each meeting or a uniform stated salary as a Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. The Board of Directors may also by resolution authorize the payment of reimbursement of all expenses of each Director related to the Director’s attendance at meetings.

                  Section 2.15. Order of Business. The order of business at all meetings of the Board of Directors shall be:

                               1.      Determination of a quorum

                               2.      Reading and disposal of all unapproved minutes

                               3.      Reports of officers and committees

                               4.      Unfinished business

                               5.      New business

                  Except with respect to a specific rule to the contrary in these By-laws or the Act, the Board may by resolution establish rules of order for the conduct of meetings which shall be used to resolve any procedural dispute that might arise in a Board of Directors’ meeting.

ARTICLE III

OFFICERS

                  Section 3.1. In General. The officers of the Corporation shall consist of a Chairman, a Secretary, and a Treasurer and such Vice Chairmen, Assistant Secretaries, Assistant Treasurers and other officers and agents as the Board of Directors deems advisable from time to time. All officers shall be appointed by the Board of Directors to serve at its pleasure. Except as may otherwise be provided by law or in the Certificate of Incorporation, any officer may be removed by the Board of Directors at any time, with or without cause. Any vacancy, however occurring, in any office may be filled by the Board of Directors for the unexpired term. One person may hold two or more offices. Each officer shall exercise the authority and perform the duties as may be set forth in these By-laws and any additional authority and duties as the Board of Directors shall determine from time to time.

                  Section 3.2. Chairman. The Chairman shall be the chief executive officer of the Corporation and, subject to the authority of the Board of Directors, shall manage the business and affairs of the Corporation. The Chairman shall preside at all meetings of the shareholders and shall attend all meetings of the Board of Directors, and shall see that the resolutions of the Board of Directors are put into effect. The Chairman shall have full authority to execute on the Corporation’s behalf any and all contracts, agreements, notes, bonds, deeds, mortgages, certificates, instruments, and other documents except as may be specifically resolution of the Board of Directors.

                  Section 3.3. Vice Chairman. The Vice Chairman, if any is appointed, shall serve under the direction of the Chairman. In the absence, incapacity, or inability or refusal of the Chairman to act, the Vice Chairman shall assume the authority and perform the duties of the Chairman. If the Board of Directors appoints more than one Vice Chairman, the seniority of the Vice Chairmen shall be determined from their dates of appointment unless the Board of Directors shall otherwise specify.

                  Section 3.4. Secretary. Except as otherwise provided by these By-laws or determined by the Board of Directors, the Secretary shall serve under the direction of the Chairman. The Secretary shall attend all meetings of the shareholders and the Board of Directors and record the proceedings thereof. The Secretary shall give, or cause to be given, all notices in connection with such meetings. The Secretary shall be the custodian of the Corporate seal and affix the seal to any document requiring it.

                  Section 3.5. Treasurer. Except as otherwise provided by these By-laws or determined by the Board of Directors, the Treasurer shall serve under the direction of the Chairman. The Treasurer shall, under the direction of the Chairman, keep safe custody of the Corporation’s funds and maintain complete and accurate books and records of account. The Treasurer shall upon request report to the Board of Directors on the financial condition of the Corporation.

                  Section 3.6. Assistant Officers. Except as otherwise provided by these By-laws or determined by the Board of Directors, the Assistant Secretaries and Assistant Treasurers, if any, shall serve under the immediate direction of the Secretary and the Treasurer, respectively, and under the ultimate direction of the Chairman. The Assistant Officers shall assume the authority and perform the duties of their respective immediate superior officer as may be necessary in the absence, incapacity, or inability or refusal of such immediate superior officer to act. The seniority of Assistant Officers shall be determined from their dates of appointment unless the Board of Directors shall otherwise specify.

                  Section 3.7. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving a salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE IV

INDEMNIFICATION

                  Section 4.1. Indemnification. To the fullest extent permitted by law, the Corporation shall indemnify any current or former director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such individual in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which such individual’s current or former position with the Corporation or by reason of the fact that such individual is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. Notwithstanding the preceding sentence, the Corporation shall not be required to indemnify or advance expenses to an indemnity or in connection with a proceeding (or part thereof) commenced by the Corporation against the indemnitor or commenced by the indemnitor against the Corporation.

                  Section 4.2. Advance of Expenses. The Corporation shall advance funds to pay for or reimburse the reasonable expenses incurred by a current or former director or officer who is or was party to a proceeding because he or she is or was a director or officer if he or she delivers to the Corporation: (i) a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct or that the proceeding involves conduct for which liability has been eliminated under a provision of the Corporation’s Certificate of Incorporation; and (ii) his or her written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification under the Connecticut Business Corporation Act and it is ultimately determined that he or she has not met the relevant standard or conduct required by the Corporation’s Certificate of Incorporation or by the Connecticut Business Corporation Act. The Corporation, in its discretion, may advance funds to any current or former employee or agent of the Corporation upon such terms and conditions as the Board of Directors deems appropriate.

                  Section 4.3. Insurance. The Corporation may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance to indemnify its directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

                  Section 5.1. Contracts. The Chairman may enter into any contract or execute any instrument in the name of and on behalf of the Corporation. The Board of Directors may authorize any other officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

                  Section 5.2. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the Chairman or by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

                  Section 5.3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Chairman may select.

ARTICLE VI

MISCELLANEOUS

                  Section 6.1. Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall state upon the face thereof the name of the person to whom issued, the number of shares, the par value per share and the fact that the Corporation is organized under the laws of the State of Connecticut. Each certificate shall be signed by the Chairman or a Vice Chairman and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issuance, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon the making of an affidavit by the holder of record of the shares represented by such certificate setting forth the facts concerning the loss, theft or mutilation thereof and upon such bond or indemnity to the Corporation as the Board of Directors may prescribe. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is not imprudent to do so.

                  Section 6.2. Transfer of Shares. Subject to the provisions of the Act and to any transfer restrictions binding on the Corporation, transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his agent, attorney-in-fact or other legal representative, who shall furnish proper evidence of authority to transfer, upon surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the stock transfer books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                  Section 6.3. Voting of Shares in Other Corporations Owned by the Corporation. Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders’ meeting of the other corporation by the Chairman of the Corporation if he be present, or in his absence by any Vice-Chairman of the Corporation who may be present. Whenever, in the judgment of the Chairman, or, in his absence, of any Vice Chairman, it is desirable for the Corporation to execute a proxy or give a shareholders’ consent in respect to any share or shares of stock issued by any other corporation and owned or controlled by the Corporation, the proxy or consent shall be executed in the name of the Corporation by the Chairman or one of the Vice Chairmen of the Corporation without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by the other corporation.

                  Section 6.4. Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless altered by resolution of the Board of Directors as the Board from time to time deems advisable.

                  Section 6.5. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, cash or stock dividends on its outstanding shares in the manner and upon the terms and conditions as the Board of Directors deems advisable and as permitted by law.

                  Section 6.6. Seal. The seal of the Corporation shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Southern Connecticut Bancorp, Inc. Connecticut."

                  Section 6.7. Amendments. These By-laws may be altered, amended, or repealed and new By-laws may be adopted by the Directors, subject to the right of the shareholders to alter, adopt, amend, or repeal By-laws as provided by law.

                  Section 6.8. Severability. Any provision of these By-laws, or any amendment or alteration thereof, which is determined to be in violation of law shall not in any way render any of the remaining provisions invalid.

                  Section 6.9. References to Gender and Number Terms. In construing these By-laws, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so requires.

                  Section 6.10. Headings. The Article and Section headings in these By-laws are inserted for convenience only and are not part of the By-laws.

                  Section 6.11. Inspection of Records by shareholders. A shareholder is entitled to inspect and copy, during regular business hours at the Corporation’s principal office, any of the following records of the Corporation, if he gives the Corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy:

                  (1)      its Certificate of Incorporation or Restated Certificate of Incorporation and all amendments to them currently in effect;

                  (2)      its By-laws or restated By-laws and all amendments to them currently in effect;

                  (3)       resolutions adopted by its Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

                  (4)      the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years;

                  (5)      all written communications to shareholders, generally, within the past three years, including the financial statements furnished for the past three years;

                  (6)      a list of the names and business addresses of its current Directors and Officers;

                  (7)      its most recent Biennial or Annual Report delivered to the Secretary of State; and

                  (8)       all contracts or other written agreements between the Corporation and any of its shareholders and all contracts or other written agreements between two or more of the shareholders.

                  A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation if the shareholder gives the Corporation written notice of his demand at least five business days before the date on which he or she wishes to inspect and copy, and his or her demand is made in good faith and for a proper purpose; he or she describes with reasonable particularity his purpose and the records he or she desires to inspect; and the records are directly connected with his or her purpose:

                  (1)       excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not otherwise subject to inspection under this section of the By-laws;

                  (2)      account records of the Corporation; and

                  (3)      the record of shareholders.

                  A shareholder’s agent or attorney has the same inspection and copying rights as the shareholder he or she represents. The right to copy records under this section includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The Corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

                  Section 6.12. Reimbursement of Disallowed Compensation Expenses. Any payments made to a director or officer of the Corporation to compensate him or her for services rendered which shall be disallowed in whole or in part as a deductible expense for federal income tax purposes shall be reimbursed to the Corporation by such person to the full extent of such disallowance, together with interest thereon at the rate then in effect for interest on federal income tax deficiencies from the date of payment to the date of reimbursement, within sixty (60) days of notice of the disallowance to such person by the Board of Directors. Such notice shall be promptly given upon a determination, as defined in Section 1313(a) of the Internal Revenue Code of 1986 (as now in effect and hereafter amended), that such payment shall be disallowed in whole or in part as a deductible expense for federal income tax purposes. It shall be the duty of the Board of Directors to enforce payment by such person of each such amount disallowed. In lieu of payment by such person, subject to the approval of the Board of Directors, proportionate amounts may be withheld from such person’s future compensation payments until the full amount owed to the Corporation has been recovered. Reimbursement of such disallowed expenses shall constitute a condition of election to any office or directorship of the Corporation.

                  Section 6.13. Inconsistencies with Certificate of Incorporation. If any provisions of these By-laws shall be found to be inconsistent with the Certificate of Incorporation, as currently existing, or as amended from time to time, the provisions of the Certificate of Incorporation shall control.